SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 19, 2002

Zeta Corporation

(Exact name of registrant as specified in its charter)

Florida

000-29819

58-2349413

(State or other jurisdiction of incorporation)

(Commission File Number)

(IRS Employer Identification Number)

1628 West 1st Avenue, Suite 216, Vancouver, British Columbia

V6J 1G1

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:

(604) 659-5005

ITEM 1. Changes in Control of Registrant.

None.

ITEM 2.  Acquisition or Disposition of Assets.

None.

ITEM 3. Bankruptcy or Receivership.

None.

ITEM 4.  Changes in Registrant’s Certifying Accountant.

None.

ITEM 5.  Other Events.

At a board of directors meeting held on December 18th, 2002, the Company’s Board of Directors agreed to issue 1,920,000 restricted shares of its common stock at a price of $0.05 per share in exchange for satisfaction of a debt owed to Harmel S. Rayat, a director of the Company.  The debt was for a total of $96,000.00 due for management fees.

In addition, the Company’s Board of Directors also agreed to establish 10,000,000 stock options out of the 40,000,000 common shares reserved for issuance under the Company’s 2001 Stock Option Plan, which was approved by shareholders on July 12th, 2001, for certain directors, employees and consultants, with terms and conditions, such as exercise price, expiration dates and vesting periods being defined and agreed upon in individual Incentive Stock Option Agreements, which will be provided in a future filing. Out of the 10,000,000 stock options, 5,500,000 were established for Mr. Harmel S. Rayat and 750,000 for Mr. Jeet Sidhu, both directors of the Company.

ITEM 6.  Resignations of Registrant’s Director’s

None.

ITEM 7.  Financial Statements and Exhibits.

None.

ITEM 8.  Change in Fiscal Year.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZETA CORPORATION

/s/ Harvinder Dhaliwal

Harvinder Dhaliwal, Director,

Secretary/Treasurer

Date: Dec 19, 2002